Exhibit 99.1

Energizer Holdings, Inc. 533 Maryville University Dr. St. Louis, MO 63141

FOR IMMEDIATE RELEASE	Company Contact
January 16, 2018	Jacqueline Burwitz Vice President, Investor Relations 314-985-2169 JacquelineE.Burwitz@energizer.com

ENERGIZER HOLDINGS, INC. ANNOUNCES AGREEMENT TO

ACQUIRE SPECTRUM BRANDS HOLDINGS’ GLOBAL BATTERY

AND PORTABLE LIGHTING BUSINESS

•	Adds Well Recognized Varta® and Rayovac® Brands to Energizer’s Portfolio

•	Improves Our Competiveness Globally through Addition of Complementary Geographies in Europe and Latin America

•	Accretive to Adjusted Earnings per Share and Free Cash Flow in the First Full Fiscal Year, Excluding One-Time Transaction and Integration Costs

St. Louis, Missouri, January 16, 2018-Energizer Holdings, Inc. (NYSE:ENR) today announced that it has entered into a definitive agreement to acquire Spectrum Brands’ (NYSE: SPB) Global Battery and Portable Lighting Business (“Spectrum Batteries”) for $2.0 billion in cash. Anchored by the Varta® and Rayovac® brands, the portfolio has a longstanding history, global footprint and diversified range of products including alkaline, carbon zinc, hearing aid and nickel metal hydride rechargeable batteries as well as battery chargers and portable lighting products.

The combination will expand Energizer’s presence in a number of international markets, broaden Energizer’s product portfolio and manufacturing capabilities, and increase capacity for research and development. This will enable consumers to benefit from accelerated innovation and a wider range of products, and provide the opportunity to drive cost efficiencies to enhance the Company’s ability to compete in the category.

Spectrum Batteries generated 2017 revenue and EBITDA of $866 million and $169 million, respectively. The acquisition price represents a transaction multiple of 7.5 times Fiscal 2017 EBITDA, net of tax benefits with a net present value of approximately $100 million and including estimated run-rate synergies of $80 to $100 million and the costs to achieve. The transaction is expected to deliver modest accretion to Energizer’s adjusted earnings per share and free cash flow in the first year, excluding one-time transaction and integration costs, and will achieve additional favorable accretive impacts following our realization of targeted synergies.

“The acquisition of Spectrum Batteries represents a compelling strategic, operational, and financial fit for Energizer,” said Alan R. Hoskins, Chief Executive Officer of Energizer. “The combination will enable us to leverage Spectrum Brands’ manufacturing assets, significantly expand our international business and enhance our long-term brand building capabilities as we broaden our portfolio with the Varta and Rayovac brands and our geographies with Spectrum Batteries’ passionate global colleagues. We have great respect for Spectrum Batteries and the strong business its colleagues have built, and are excited to bring together the talented colleagues from around the globe from both organizations to drive our business to new heights. In addition, the top-line and free cash flow growth from this acquisition, combined with the opportunity to realize meaningful synergies, will further enhance our ability to drive long-term shareholder value.”

Energizer intends to fund the acquisition through a combination of existing cash and committed debt facilities, expected to consist of a new term loan and senior notes. In addition, Energizer intends to maintain its existing senior notes, maturing in 2025.

The transaction is subject to customary closing conditions, including regulatory approvals. The acquisition is expected to close prior to the end of calendar 2018.

Barclays acted as exclusive financial advisor and King & Spalding acted as legal counsel to Energizer on the transaction. Barclays and J.P. Morgan have committed to provide financing for the transaction.

Conference Call and Webcast Information:

In conjunction with this announcement, Energizer will hold an investor conference call and webcast beginning at 8:30 a.m. eastern time today to discuss the transaction. The call may be accessed by dialing 1-844-492-3730 about 10 minutes before the start of the call. International callers may dial 1-412-542-4197. Please ask to join Energizer Holdings, Inc.’s call. A slide presentation will accompany the call and can be accessed from the Investors section of the Company’s website, www.energizerholdings.com, under “Investors” and “Events and Presentations” tabs. In addition, the call will be webcast on www.energizerholdings.com and can be accessed via the following link:

https://www.webcaster4.com/Webcast/Page/1192/24184

For those unable to participate during the live webcast, a replay will be available on www.energizerholdings.com, under “Investors,” “Events and Presentations,” and “Past Events” tabs.

About Energizer Holdings, Inc.

Energizer Holdings, Inc. (NYSE: ENR), headquartered in St. Louis, MO, is one of the world’s largest manufacturers of primary batteries and portable lighting products and is anchored by its two globally recognized brands Energizer® and Eveready®. Energizer is also a leading designer and marketer of automotive fragrance and appearance products from recognized brands such as Refresh Your Car!®, California Scents®, Driven®, Bahama & Co.®, LEXOL® and Eagle One®. As a global branded distributor of consumer products, our mission is to lead the charge to deliver value to our customers and consumers better than anyone else. Visit www.energizerholdings.com for more details.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements about the expected benefits of the proposed transaction, the manner in which the proposed transaction is expected to be financed and anticipated timing of the completion of the proposed transaction. These forward-looking statements generally are identified by the words “will,” “opportunity,” “offers,” “expected,” “intends,” “anticipated” and similar words and expressions. Any statements that are not statements of historical fact should be considered to be forward-looking statements. Any such forward looking statements are made based on information currently known and are subject to various risks and uncertainties. Risks and uncertainties to which these forward-looking statements are subject include, without limitation: (1) the proposed transaction may not be completed on the anticipated terms and timing or at all, (2) required regulatory approvals, including antitrust approvals, are not obtained, or that in order to obtain such regulatory approvals, conditions are imposed that adversely affect the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction, (3) a condition to closing of the proposed transaction may not be satisfied, (4) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transactions, (5) the ability to obtain or consummate financing or refinancing related to the transaction upon acceptable terms or at all, (6) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction, (7) negative effects of the announcement or the consummation of the transaction on the market price of Energizer’s common stock, (8) the potential impact of unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of Energizer’s operations after the consummation of the transaction and on the other conditions to the completion of the proposed transaction, (9) the risks and costs associated with, and the ability of Energizer to, integrate the businesses successfully and to achieve anticipated synergies, (10) the risk that disruptions from the proposed transaction will harm Energizer’s business, including current plans and operations, (11) risks related to changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (12) the ability of Energizer to retain and hire key personnel, (13) adverse legal and regulatory developments or determinations or adverse changes in, or interpretations of, U.S. or other foreign laws, rules or regulations, including tax laws, rules and regulations, that could delay or prevent completion of the proposed transactions or cause the terms of the proposed transactions to be modified, and (14) management’s response to any of the aforementioned factors. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to Energizer’s most recent 10-K, 10-Q and 8-K reports. Energizer does not assume any obligation to publicly provide revisions or updates to any forward looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

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